UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2021
ETSY, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36911	20-4898921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
117 Adams Street
Brooklyn, New York 11201
(Address of principal executive offices, including zip code)
(718) 880-3660
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ETSY	The Nasdaq Global Select Market

Item 1.01. Entry into a Material Definitive Agreement.

On October 7, 2021, Etsy, Inc. (the “Company”) and RFR/K 117 Adams Owner LLC and RFR/K 55 Prospect Owner LLC (together, the “Landlord”) entered into a First Amendment to Lease (the “First Amendment”), effective as of October 1, 2021, amending that certain Agreement of Lease, dated May 12, 2014 (the “Current Lease” and, as amended by the First Amendment, the “Lease”) relating to the Company’s corporate headquarters located at 117 Adams Street and 55 Prospect Street, Brooklyn, NY 11201.

The First Amendment extends the expiration of the term of the Current Lease with respect to the property originally subject to the Lease (the “Original Premises”) from July 31, 2026 to July 31, 2039. After giving effect to rent concessions and tenant improvement allowances provided in the First Amendment, the annualized rent for the remaining lease term will be approximately $12.6 million.

This First Amendment includes a tenant allowance, a portion of which becomes available beginning in April 2022, rent concessions that become available beginning in 2026, and escalating commitments each contract year between 2028 and 2038.

The foregoing summary of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETSY, INC.

By: /s/ Rachel Glaser
Rachel Glaser
Chief Financial Officer
Dated: October 12, 2021
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